Exhibit 99.1
N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

Palm Beach Gardens, Florida	May 20, 2008
DYCOM ANNOUNCES FISCAL 2008 THIRD QUARTER RESULTS AND
PROVIDES GUIDANCE FOR THE FOURTH QUARTER OF FISCAL 2008
Palm Beach Gardens, Florida, May 20, 2008—Dycom Industries, Inc. (NYSE Symbol: “DY”) announced today its results for the third quarter ended April 26, 2008. The Company reported income from continuing operations for the quarter ended April 26, 2008 of $7.7 million, or $0.19 per common share diluted, versus income from continuing operations for the quarter ended April 28, 2007 of $12.6 million, or $0.31 per common share diluted. Net income, including the results of discontinued operations, for the quarter ended April 26, 2008 was $6.9 million, or $0.17 per common share diluted, compared to net income of $12.4 million, or $0.31 per common share diluted, for the quarter ended April 28, 2007. Total contract revenues from continuing operations for the quarter ended April 26, 2008 were $293.4 million compared to $291.6 million for the quarter ended April 28, 2007, an increase of 0.6%. Stock based compensation expense for the each of the quarters ended April 26, 2008 and April 28, 2007 was $1.4 million, on a pre-tax basis.
Income from continuing operations for the quarter ended April 26, 2008 included a reduction of interest and income tax expense of $0.3 million and $0.9 million, respectively, related to the reversal of certain income tax related liabilities and a reduction of $1.7 million in the cost of earned revenues related to the reversal of a pre-acquisition payroll related accrual. The aggregate effect of these items was to increase income from continuing operations by $2.1 million, net of tax, or $0.05 per common share diluted for the quarter ended April 26, 2008. Income from continuing operations for the quarter ended April 28, 2007 included a gain on sale of real estate of $1.5 million, net of tax, or $0.04 per common share diluted. On a non-GAAP basis, excluding the aforementioned items, income from continuing operations for the quarter ended April 26, 2008 was $5.5 million, or $0.14 per common share diluted, versus $11.1 million, or $0.27 per common share diluted, for the quarter ended April 28, 2007. See the attached tables which present a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
For the nine months ended April 26, 2008 income from continuing operations was $19.8 million, or $0.48 per common share diluted, versus income from continuing operations for the nine months ended April 28, 2007 of $27.7 million, or $0.68 per common share diluted. Net income, including the results of discontinued operations, for the nine months ended April 26, 2008 was $18.6 million or $0.45 per common share diluted, compared to net income of $27.6 million, or $0.68 per common share diluted for the nine months ended April 28, 2007. Total contract revenues from continuing operations for the nine months ended April 26, 2008 were $907.9 million compared to $820.5 million for the nine months ended April 28, 2007, an increase of 10.6%. Stock based compensation expense for the nine months ended April 26, 2008 and the nine months ended April 28, 2007 was $4.6 million and $4.8 million, respectively, on a pre-tax basis.

Income from continuing operations for the nine months ended April 26, 2008 included the accrual of $7.6 million related to the previously announced wage and hour class action settlement with respect to three of the Company’s subsidiaries. Additionally, income from continuing operations includes a reduction of interest and income tax expense of $0.3 million and $0.9 million, respectively, related to the reversal of certain income tax related liabilities and a reduction of $1.7 million in the cost of earned revenues related to the reversal of a pre-acquisition payroll related accrual. On a combined basis, these items decreased income from continuing operations $2.5 million, net of tax, or $0.06 per common share diluted for the nine months ended April 26, 2008. Income from continuing operations for the nine months ended April 28, 2007 included a gain on sale of real estate of $1.5 million, net of tax, or $0.04 per common share diluted. On a non-GAAP basis, excluding the aforementioned items, income from continuing operations for the nine months ended April 26, 2008 was $22.3 million, or $0.54 per common share diluted, versus $26.2 million, or $0.65 per common share diluted, for the nine months ended April 28, 2007. See the attached tables which present a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Dycom also announced its outlook for the fourth quarter of fiscal 2008. The Company currently expects revenue from continuing operations for the fourth quarter of fiscal 2008 to range from $305 million to $325 million and diluted earnings per share from continuing operations to range from $0.18 to $0.23, including stock based compensation expense of approximately $1.1 million on a pre-tax basis. Management currently believes that discontinued operations will not have a material impact on the quarter.
A Tele-Conference call to review the Company’s results and address its outlook will be hosted at 9:00 a.m. (ET), Wednesday, May 21, 2008; Call 800-230-1096 (United States) or 612-332-0107 (International) and request “Dycom Results” conference call. A live webcast of the conference call, along with a slide presentation, will be available at http://www.dycomind.com under the heading “Investors” and subheading “Event Details.” If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the slide presentation will be available at http://www.dycomind.com until Friday, June 20, 2008.
Dycom is a leading provider of specialty contracting services throughout the United States. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric utilities and others.
Fiscal 2008 third quarter and nine-month results are preliminary and are unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company’s expectations for revenues, stock-based compensation expense and earnings per share. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, whether acquisitions can be efficiently integrated into our existing operations, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.
—Tables Follow—

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
April 26, 2008 and July 28, 2007
Unaudited

	April 26,	July 28,
	2008	2007
	($ in 000’s)
ASSETS
Current Assets:
Cash and equivalents	$25,040	$18,862
Accounts receivable, net	127,856	146,864
Costs and estimated earnings in excess of billings	84,764	95,392
Deferred tax assets, net	19,229	15,478
Income taxes receivable	9,380	—
Inventories	8,854	8,268
Other current assets	9,628	7,266
Current assets of discontinued operations	171	307

Total current assets	284,922	292,437

Property and equipment, net	177,027	164,544
Intangible assets, net	314,584	320,952
Other	10,668	11,831

Total	$787,201	$789,764

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$28,778	$30,375
Current portion of debt	2,518	3,301
Billings in excess of costs and estimated earnings	613	712
Accrued self-insured claims	31,652	26,902
Income taxes payable	—	1,947
Other accrued liabilities	55,479	63,076
Current liabilities of discontinued operations	1,608	939

Total current liabilities	120,648	127,252

Long-term debt	151,529	163,509
Accrued self-insured claims	35,468	33,085
Deferred tax liabilities, net non-current	20,599	19,316
Other liabilities	6,953	1,322
Non-current liabilities of discontinued operations	507	649
Stockholders’ Equity	451,497	444,631

Total	$787,201	$789,764

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 26,	April 28,	April 26,	April 28,
	2008	2007	2008	2007
	(In 000’s, except per share amounts)
Contract revenues	$293,440	$291,643	$907,869	$820,488

Cost of earned revenues, excluding depreciation and amortization	239,598	233,657	748,816	662,193
General and administrative expenses (1)	24,969	23,712	72,892	66,786
Depreciation and amortization	17,301	15,327	50,258	41,964

Total	281,868	272,696	871,966	770,943

Interest income	238	174	619	801
Interest expense	(3,110)	(3,596)	(10,231)	(11,306)
Other income, net	2,670	5,189	5,040	6,814

Income from continuing operations before income taxes	11,370	20,714	31,331	45,854

Provision for income taxes	3,677	8,144	11,515	18,110

Income from continuing operations	7,693	12,570	19,816	27,744

Loss from discontinued operations, net of tax (2)	(807)	(125)	(1,228)	(154)

Net income	$6,886	$12,445	$18,588	$27,590

Earnings per common share — Basic:

Income from continuing operations	$0.19	$0.31	$0.49	$0.69
Loss from discontinued operations	(0.02)	—	(0.03)	(0.01)

Net income	$0.17	$0.31	$0.46	$0.68

Earnings per common share — Diluted:

Income from continuing operations	$0.19	$0.31	$0.48	$0.68
Loss from discontinued operations	(0.02)	—	(0.03)	—

Net income	$0.17	$0.31	$0.45	$0.68

Shares used in computing earnings per common share:
Basic	40,436,212	40,469,787	40,651,236	40,324,503

Diluted	40,486,765	40,770,976	40,865,349	40,622,116

Earnings per share amounts may not add due to rounding.

(1)	Includes stock-based compensation expense of $1.4 million and $4.6 million for the three and nine months ended April 26, 2008, respectively, and $1.4 million and $4.8 million for the three and nine months ended April 28, 2007, respectively.

(2)	The Company discontinued the operations of one of its subsidiaries in fiscal 2007 and has reported those results separately as discontinued operations in the financial statements for all periods presented.

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 26,	April 28,	April 26,	April 28,
	2008	2007	2008	2007
	(In 000’s, except per share amounts)
Items:
Charge for wage and hour litigation	$—	$—	$(7,591)	$—
Reversal of interest expense on income tax related liabilities	339	—	339	—
Reversal of income tax related liabilities	858	—	858	—
Reversal of pre-acquisition payroll related accruals	1,680	—	1,680	—
Gain on sale of real estate	—	2,485	—	2,485

	$2,877	$2,485	$(4,714)	$2,485

GAAP income from continuing operations	$7,693	$12,570	$19,816	$27,744
Adjustment for items above, net of tax	(2,144)	(1,508)	2,451	(1,508)

Non-GAAP income from continuing operations	$5,549	$11,062	$22,267	$26,236

Earnings per common share from continuing operations:

Basic earnings per share from continuing operations — GAAP	$0.19	$0.31	0.49	$0.69
Adjustment for items above	(0.05)	(0.04)	0.06	(0.04)

Basic earnings per share from continuing operations — Non-GAAP (1)	$0.14	$0.27	0.55	$0.65

Diluted earnings per share from continuing operations — GAAP	$0.19	$0.31	0.48	$0.68
Adjustment for items above	(0.05)	(0.04)	0.06	(0.04)

Diluted earnings per share from continuing operations- Non-GAAP (1)	$0.14	$0.27	0.54	$0.65

Shares used in computing GAAP earnings per common share from continuing operations and adjustment for items above (2):

Basic	40,436,212	40,469,787	40,651,236	40,324,503

Diluted	40,486,765	40,770,976	40,865,349	40,622,116

Shares used in computing Non-GAAP earnings per common share from continuing operations (2):

Basic	40,436,212	40,469,787	40,651,236	40,324,503

Diluted	40,486,765	40,770,976	40,901,585	40,622,116

(1)	Amounts may not add due to rounding.

(2)	On August 28, 2007, the Company’s Board of Directors authorized the repurchase of up to $15 million of its common stock over an eighteen month period in open market or private transactions. The Company repurchased 922,200 shares of its common stock during the three months ended April 26, 2008. The total amount repurchased during the nine months ended April 26, 2008 was 1,016,200 shares.

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